Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of IREN Limited of our report dated September 13, 2022, except for the effects of the restatement discussed in Note 3 (not presented herein) for which the date is March 20, 2025, relating to the consolidated financial statements appearing in this Form 20-F/A for the year ended June 30, 2022.

ArmaninoLLP Dallas, Texas

May 22, 2025